UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 27, 2010 (April 23, 2010)
TRIPLE-S MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico (State or Other Jurisdiction of Incorporation)	001-33865 (Commission File Number)	66-0555678 (IRS Employer Identification No.)
Registrant’s telephone number, including area code: 787-749-4949
1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920
(Address of Principal Executive Offices and Zip Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     At the Annual Meeting of Shareholders of Triple-S Management Corporation (the “Company”), held on April 23, 2010 (the “Annual Meeting”), the proposals listed below were submitted to a vote of the shareholders. The proposals are described in the Company’s definitive proxy statement for the Annual Meeting. Each of the proposals was approved by the shareholders pursuant to the voting results set forth below.
Proposal 1 — The election of one “Group 1” director for a one-year term, one “Group 2” director for a two-year term and four “Group 3” directors for a three-year term
     The six nominees named in the definitive proxy statement were elected to serve as directors for the terms described below. Information as to the vote on each director standing for election is provided below:

	For	Against	Abstain
Group 1 Director — Term Expiring 2011
Roberto Muñoz Zayas	15,070,656	376,974	130,050

Group 2 Director — Term Expiring 2012
Jaime Morgan Stubbe	14,980,904	424,731	172,045

Group 3 Directors — Term Expiring 2013
Carmen Ana Culpepper	14,969,765	411,670	196,245
Antonio F. Fario-Soto	14,960,421	373,045	244,214
Manuel Figueroa-Collazo	14,956,738	338,375	282,567
Juan E. Rodríguez-Díaz	14,932,502	387,615	257,563
     Each director also received 2,007,135 broker non-votes. Broker non-votes and abstentions did not have an effect on the vote because such shares are not considered votes cast.
Proposal 2 — The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010.
     The voting results were as follows. There were no broker non-votes.

For	Against	Abstain
17,271,246	151,277	162,292

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION
Date: April 28, 2010	By:	/s/ Ramón M. Ruiz-Comas
		Name:	Ramón M. Ruiz-Comas
		Title:	President & Chief Executive Officer